Exhibit 5.1

600 Congress Avenue Suite 2200 Austin, TX 78701 Telephone: 512-305-4700 Fax: 512-305-4800 www.lockelord.com

June 20, 2019
Team, Inc.
13131 Dairy Ashford, Suite 600
Sugar Land, Texas 77478

Re: Registration Statement on Form S-8

Ladies and Gentlemen:
We have acted as counsel to Team, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-8 (the “Registration Statement”) filed by the Company on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), which Registration Statement covers an aggregate of 750,000 shares of common stock of the Company, $0.30 par value per share (the “Shares”), issuable under the Team, Inc. 2018 Equity Incentive Plan (the “Plan”), as amended as of May 16, 2019 (as so amended, the “Amended Plan”).
We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below. In rendering this opinion, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies, the authenticity of all documents submitted to us as certified, conformed, photostatic or facsimile copies, the authenticity of the originals of such certified, conformed, photostatic or facsimile copies, the accuracy and completeness of all documents and records reviewed by us, the accuracy, completeness and authenticity of certificates issued by any government official, office or agency and the absence of change in the information contained therein from the effective date of any such certificate. As to any facts material to the opinion expressed herein, which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.
Based on the foregoing and on such legal considerations as we deem relevant and subject to the qualifications and limitations set forth herein, we are of the opinion that any original issuance Shares that may be issued pursuant to the Amended Plan have been duly authorized and, when issued in accordance with the terms of the Amended Plan and any related agreements thereunder, as applicable, will be validly issued, fully paid and non-assessable.
This opinion is being furnished to you solely for submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon, quoted in any manner to, or delivered to any other person or entity, without in each instance our prior written consent.
We express no opinion herein as to the law of any state or jurisdiction other than the General Corporation Law of the State of Delaware, including the statutory provisions and all applicable provisions of the Constitution of the State of Delaware and reported judicial decisions interpreting the foregoing. Without limiting the generality of the foregoing qualification, we express no opinion as to compliance with any federal or state securities laws, including without limitation the securities laws of the State of Delaware.
We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof. No opinion is

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June 20, 2019

rendered as to matters not specifically referred to herein and under no circumstances are you to infer from anything stated or not stated herein any opinion with respect to which such reference is not made.
This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or any prospectus related to the Registration Statement or the Amended Plan, other than as expressly stated herein with respect to the Shares.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission
Very truly yours
/s/ Locke Lord LLP
Locke Lord LLP